UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2008

Modtech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

(951) 943-4014
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2008 the Company repriced stock purchase warrants held by Laurus Master Fund, Ltd. and certain affiliates, from the original exercise price of $.48 per share to an exercise price of $.40 per share. The other terms of the warrants were unaffected.

The warrants covered by the repricing are a warrant to purchase 2,537,657 shares of Common Stock held by Laurus Master Fund, Ltd., a warrant to purchase 266,408 shares of Common Stock held by Valens Offshore SPV I, LTD, and a warrant to purchase 195,935 shares of Common Stock held by Valens U.S. SPV I, LLC. The warrants were originally issued on February 29, 2008.

In order to effect the repricing, the Company issued Amended and Restated Common Stock Purchase Warrants, reflecting the new exercise price, upon surrender of the original warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 26, 2008

Modtech Holdings, Inc

	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun Chief Financial Officer